                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM T-1
                                       --------

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

                               ----------------------

                          THE FIRST NATIONAL BANK OF CHICAGO
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                        (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                  60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                          THE FIRST NATIONAL BANK OF CHICAGO
                         ONE FIRST NATIONAL PLAZA, SUITE 0286
                            CHICAGO, ILLINOIS   60670-0286
               ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
              (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                               ----------------------
                           TOWER AUTOMOTIVE CAPITAL TRUST
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS  TRUST AGREEMENT)



             DELAWARE                               TO BE APPLIED FOR
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

         4508 IDS CENTER
      MINNEAPOLIS, MINNESOTA                              55402
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


      CONVERTIBLE TRUST PREFERRED SECURITIES OF TOWER AUTOMOTIVE CAPITAL TRUST
                           (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.  LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of September, 1998.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               BY  /s/ Steven M. Wagner
                  ---------------------------------
                   STEVEN M. WAGNER
                   FIRST VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF US WEST CAPITAL FUNDING, INC. ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6


                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT


                                                         September 2, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of Tower Automotive Systems Capital Trust the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                                   BY:   /s/ Steven M. Wagner
                                       --------------------------------
                                       STEVEN M. WAGNER
                                       FIRST VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call Date:
06/30/98  ST-BK:      17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460     Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS        C400
                                                                                  THOUSANDS         RCFD   BIL MIL THOU
                                                                                  ---------         ----   ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                         RCFD
                                                                                    ----
  a. Noninterest-bearing balances and currency and coin(1) . . . . . . . . . . .    0081      4,490,272            1.a
  b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . . . . . . .    0071      5,586,990            1.b
2.   Securities
  a. Held-to-maturity securities(from Schedule RC-B, column A) . . . . . . . . .    1754              0            2.a
  b. Available-for-sale securities (from Schedule RC-B, column D). . . . . . . .    1773      8,974,952            2.b
3.   Federal funds sold and securities purchased under agreements to
     resell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1350      5,558,583            3.
  4. Loans and lease financing receivables:
  a. Loans and leases, net of unearned income (from Schedule                        RCFD
                                                                                    ----
     RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2122     28,257,868            4.a
  b. LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . . .    3123        413,742            4.b
  c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . . .    3128              0            4.c
  d. Loans and leases, net of unearned income, allowance, and                       RCFD
                                                                                    ----
     reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . . . . . . .    2125     27,844,126            4.d
5.   Trading assets (from Schedule RD-D) . . . . . . . . . . . . . . . . . . . .    3545      6,073,169            5.
6.   Premises and fixed assets (including capitalized leases). . . . . . . . . .    2145        721,430            6.
7.   Other real estate owned (from Schedule RC-M). . . . . . . . . . . . . . . .    2150          6,827            7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . .    2130        184,515            8.
9.   Customers' liability to this bank on acceptances outstanding. . . . . . . .    2155        310,026            9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . .    2143        302,859            10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . .    2160      2,137,491            11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . .    2170     62,191,240            12.

-----------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading

Legal Title of Bank:     The First National Bank of Chicago  Call Date:
                         06/30/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460           Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                 DOLLAR AMOUNTS IN
                                                                                     THOUSANDS
                                                                                     ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                           RCON
                                                                                        ----
        from Schedule RC-E, part 1). . . . . . . . . . . . . . . . . . . . . . .        2200     21,810,607          13.a
        (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . . . . . . . . .        6631      9,864,956          13.a1
      Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6636     11,945,651          13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and                        RCFN
                                                                                        ----
        IBFs (from Schedule RC-E, part II) . . . . . . . . . . . . . . . . . . .        2200     15,794,963          13.b
        (1) Noninterest bearing. . . . . . . . . . . . . . . . . . . . . . . . .        6631        482,528          13.b1
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . .        6636     15,312,435          13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2800      3.858,711          14
15.  a. Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . .   RCON 2840      1,444,748          15.a
        Trading Liabilities(from Sechedule RC-D) . . . . . . . . . . . . . . . .   RCFD 3548      5,661,633          15.b

16.  Other borrowed money:                                                              RCFD
                                                                                        ----
     a. With original maturity of one year or less . . . . . . . . . . . . . . .        2332      4,356,061           16.a
     b. With original  maturity of more than one year. . . . . . . . . . . . . .        A547        385,550           16.b
     c.  With original maturity of more than three years . . . . . . . . . . . .        A548        320,386           16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding . . . . . . . . . .        2920        310,026            18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . .        3200      2,200,000            19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . . . . . .        2930      1,176,564            20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . . . . . .        2948     57,319,249            21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . . . . . .        3838              0            23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3230        200,858            24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . . . . . .        3839      3,188,187            25.
26. a. Undivided profits and capital reserves. . . . . . . . . . . . . . . . . .        3632      1,467,324            26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8434         18,040            26.b
27.  Cumulative foreign currency translation adjustments . . . . . . . . . . . .        3284         (2,418)           27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . .        3210      4,871,991            28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28) . . . . . . . . . . . . . . . . . . .        3300     62,191,240            29.

                                                                          N/A

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
     1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724. . . . .   Number
                                                                                         M.1.


1 =  Independent audit of the bank conducted in accordance       4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank        authority)
2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company             auditors
     (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

----------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.